UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Pearl Diver Credit Company Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	99-3901483 (IRS Employer Identification No.)

747 Third Avenue Suite 3603 New York, NY (Address of principal executive offices)	10017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series A Preferred Stock Due 2029, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates: 333-282878

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of 8.00% Series A Preferred Stock Due 2029, par value $0.001 per share, of Pearl Diver Credit Company Inc. (the “Registrant”). The Shares are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the date of the Prospectus (as defined below) under the trading symbol “PDPA.” A description of the Shares is contained under the headings “Summary of Offering,” “Distribution Policy,” “Description of Our Capital Stock,” “Description of The Series A Term Preferred Stock” and “U.S. Federal Income Tax Matters” in the prospectus included in the Registrant’s registration statement on Form N-2, as amended from time to time (“Registration Statement”), which Registration Statement was initially filed with the Securities and Exchange Commission on October 29, 2024 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-282878 and 811-23912, respectively). The description of the Shares contained in the Registration Statement and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
3.1	Certificate of Conversion*
3.2	Amended and Restated Certificate of Incorporation**
3.3	Certificate of Designation dated December 12, 2024 ***
3.4	Bylaws****

*Previously filed on July 12, 2024 as an exhibit to pre-effective amendment no. 4 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-275174 and 811-23912) and incorporated by reference herein.

**Previously filed on December 10, 2024 as an exhibit to pre-effective amendment no. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-282878 and 811-23912) and incorporated by reference herein.

***Filed herewith.

****Previously filed on October 24, 2023 as an exhibit to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-275174 and 811-23912) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEARL DIVER CREDIT COMPANY INC.

By:	/s/ Indranil Basu
Name: Indranil Basu
Title: Chief Executive Officer

Date: December 16, 2024